Exhibit 99.1

LaBranche & Co Inc.

Larry Prendergast

Executive Vice President

Harvey S. Traison

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors:  Michael Polyviou

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LABRANCHE & CO INC. REPORTS THIRD QUARTER 2004 RESULTS

—Records Non-Cash Goodwill Impairment—

NEW YORK, New York, October 25, 2004 – LaBranche & Co Inc. (NYSE:LAB) today reported financial results for the third quarter and nine months ended September 30, 2004.

For the 2004 third quarter, revenue was $64.7 million, compared to $70.9 million for last year’s third quarter, and net loss applicable to common stockholders was $36.6 million, or $0.61 per diluted share.  These results include a non-cash pre-tax goodwill impairment charge of $37.6 million and a $0.5 million after-tax charge due to the acceleration of discount accretion with respect to the remaining shares of Series B Preferred Stock repurchased by the Company during the 2004 third quarter.  Excluding these charges, the Company’s net loss applicable to common stockholders for the 2004 third quarter was $0.6 million, or $0.01 per diluted share, compared to net income available to common stockholders of $2.3 million, or $0.04 per diluted share, for last year’s third quarter.  These operating results primarily reflect lower principal trading revenues at the Company’s specialist subsidiary due to continued lower equity volumes and volatility.

For the nine months ended September 30, 2004, revenue increased to $235.3 million from $235.0 million in the comparable prior-year period.  Revenue for the first nine months of 2004 includes the previously disclosed $24.6 million appreciation in fair value of the Company’s investment in Lava Trading, Inc. due to the acquisition of Lava by a third party.  The Company’s net loss applicable to common stockholders for the nine months ended September 30, 2004 was $55.3 million, or $0.92 per diluted share, which includes the previously disclosed second quarter exchange membership impairment and debt repurchase charges and the above-mentioned goodwill impairment and preferred stock discount accretion charges.  Excluding the Lava write-up and the foregoing exchange membership impairment, debt repurchase, preferred stock discount accretion and goodwill impairment charges, the Company’s net income available to common stockholders for the nine months ended September 30, 2004 was $7.5 million, or $0.12 per diluted share, compared to net income available to common stockholders of $17.3 million, or $0.29 per diluted share, for the comparable 2003 nine-month period.

-more-

The Company has scheduled a conference call to review its 2004 third quarter results today at 10:00 a.m. (Eastern Time). Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is a leading Specialist firm. LaBranche is the Specialist for more than 650 companies, seven of which are in the Dow Jones Industrial Average, 30 of which are in the S&P 100 Index and 104 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 250 options.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$38,997	$45,019	$131,740	$157,013
Commissions	22,064	23,371	71,311	70,746
Other	3,599	2,514	32,224	7,283
Total revenues	64,660	70,904	235,275	235,042

EXPENSES:
Employee compensation and related benefits	21,985	25,324	72,421	76,239
Interest	16,006	12,113	47,700	36,041
Exchange, clearing and brokerage fees	10,101	9,260	28,684	30,858
Lease of exchange memberships	3,804	6,118	11,902	18,773
Depreciation and amortization of intangibles	3,057	3,128	9,162	9,717
Goodwill impairment	37,600	—	37,600	—
Exchange memberships impairment	—	—	18,327	—
Debt repurchase premium	—	—	49,028	—
Other	9,941	8,665	29,927	23,812
Total expenses	102,494	64,608	304,751	195,440

Income (loss) before minority interest and provision (benefit) for income taxes	(37,834)	6,296	(69,476)	39,602

MINORITY INTEREST	161	167	530	294

Income (loss) before provision (benefit) for income taxes	(37,995)	6,129	(70,006)	39,308

PROVISION (BENEFIT) FOR INCOME TAXES	(1,533)	2,917	(16,958)	18,979

Net income (loss)	$(36,462)	$3,212	$(53,048)	$20,329

Preferred dividends and discount accretion	142	950	2,254	3,059

Net income (loss) applicable to common stockholders	$(36,604)	$2,262	$(55,302)	$17,270

Weighted average common shares outstanding:
Basic	59,926	59,649	59,852	59,557
Diluted	59,926	60,171	59,852	60,134

Earnings (loss) per share:
Basic	$(0.61)	$0.04	$(0.92)	$0.29
Diluted	$(0.61)	$0.04	$(0.92)	$0.29

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$437,650	$491,885
Cash and securities segregated under federal regulations	4,605	3,959
Securities purchased under agreements to resell	72,000	13,000
Receivable from brokers, dealers and clearing organizations	147,811	142,639
Receivable from customers	6,568	3,434
Securities owned, at market value:
Corporate equities	491,660	265,568
Options	109,141	73,694
Exchange-traded funds	172,989	102,626
U.S. Government obligations	250	—
Commissions receivable	4,903	4,613
Exchange memberships contributed for use, at market value	10,845	15,000
Exchange memberships owned, at adjusted cost (market value of $47,908 and $58,870, respectively)	59,332	77,319
Goodwill and other intangible assets, net	640,802	686,184
Other assets	63,920	79,681

Total assets	$2,222,476	$1,959,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers and dealers	$77,762	$45,172
Payable to customers	4,627	9,010
Securities sold, but not yet purchased, at market value:
Corporate equities	360,033	232,942
Options	84,578	67,079
Exchange-traded funds	261,842	115,140
U.S. Government obligations	22,450	—
Accrued compensation	27,121	42,833
Accounts payable and other accrued expenses	31,232	99,844
Income taxes payable	—	8,588
Deferred tax liabilities	158,152	172,846
Short term debt	2,000	101,971
Long term debt	481,538	255,606
Subordinated liabilities:
Exchange memberships contributed for use, at market value	10,845	15,000
Other subordinated indebtedness	17,285	20,285

Total liabilities	1,539,465	1,186,316

Minority interest	530	322

Total stockholders’ equity	682,481	772,964

Total liabilities and stockholders’ equity	$2,222,476	$1,959,602

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges and other non-recurring items.  Pro-forma earnings (loss) per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings (loss) per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total revenues	$64,660	$70,904	$235,275	$235,042
Less: Lava write-up (1)	—	—	(24,580)	—
Pro-forma revenues	64,660	70,904	210,695	235,042

Total expenses	102,494	64,608	304,751	195,440
Less:
Goodwill impairment (2)	(37,600)	(37,600)
Exchange memberships impairment (3)	—	—	(18,327)	—
Debt repurchase premium and related costs (4)	—	—	(55,857)	—
Acceleration of discount on preferred stock repurchase (5)	(496)	(496)

Pro-forma expenses	64,398	64,608	192,471	195,440

Income (loss) before minority interest and provision(benefit) for income taxes	(37,834)	6,296	(69,476)	39,602
Minority interest	161	167	530	294
Income (loss) before provision (benefit) for income taxes	(37,995)	6,129	(70,006)	39,308
Effect of pro-forma adjustments	38,096	—	87,700	—
Pro-forma income before provision for income taxes	101	6,129	17,694	39,308

Provision (benefit) for income taxes	(1,533)	2,917	(16,958)	18,979
Tax effect of pro-forma adjustments	2,080	—	24,947	—
Pro-forma provision for income taxes	547	2,917	7,989	18,979

Net income (loss) applicable to common stockholders	(36,604)	2,262	(55,302)	17,270
Net effect of pro-forma adjustment	36,016	—	62,753	—
Pro-forma net income (loss) applicable to common stockholders	$(588)	$2,262	$7,451	$17,270

Earnings (loss) per share:
Diluted	$(0.61)	$0.04	$(0.92)	$0.29
Net effect of pro-forma adjustments	0.60	—	1.04	—
Diluted—pro-forma	$(0.01)	$0.04	$0.12	$0.29

(1) Reflects the write-up in value of the Company’s investment in Lava Trading Inc. due to the acquisition of Lava by a third party.

(2) Relates to the write-down of the carrying value of the Company’s goodwill to reflect the results of the Company’s goodwill impairment evaluation under SFAS No. 142.

(3) Reflects the write-down to management’s estimate of fair value of the Company’s NYSE exchange memberships.

(4) Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of its $100 million Senior Notes and $250 million Senior Subordinated Notes.

(5) Represents the acceleration of the discount accretion on the repurchase of the Company’s remaining Series B preferred stock.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

NYSE average daily share volume (millions)	1,326.6	1,364.1	1,440.8	1,419.5

LAB share volume on NYSE (billions)	22.1	23.1	71.3	71.4

LAB dollar volume on NYSE (billions)	$636.3	$626.7	$1,653.8	$1,837.1

LAB number of principal trades on the NYSE (millions)	6.4	7.6	20.7	25.1

LAB principal shares traded on the NYSE (billions)	4.9	6.5	16.8	21.6

LAB dollar value of principal shares traded on the NYSE (billions)	$148.6	$176.2	$512.9	$555.9

LAB NYSE common stock listings	573	575	573	575

LAB AMEX common stock listings	104	102	104	102

LAB AMEX option listings	234	249	234	249

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